                                                                    EXHIBIT 12


                                 USG CORPORATION
               RATIO OF EARNINGS FROM OPERATIONS TO FIXED CHARGES
                                   (UNAUDITED)
                               DOLLARS IN MILLIONS


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
                                                   THREE MOS.    PRO FORMA      PRO FORMA
                                                      1995       ADJUSTMENT      BALANCE
                                                   ---------     ----------     ---------
EARNINGS FROM OPERATIONS:

Earnings/(Loss) from operations before taxes              25              4            29

Plus: Interest expense                                    27             (4)           23
                                                   ---------     ----------     ---------
Earnings from operations (as defined)                     52             --            52
                                                   ---------     ----------     ---------

FIXED CHARGES:

Interest expense                                          27             (4)           23
                                                   ---------     ----------     ---------
Fixed Charges (as defined)                                27             (4)           23
                                                   ---------     ----------     ---------

Ratio of Earnings From Operations                  ---------     ----------     ---------
  to Fixed Charges                                       1.9             --           2.3
                                                   ---------     ----------     ---------

Earnings from operations (as defined)                     52             --            52

Less: Fixed Charges (as defined)                          27             (4)           23
                                                   ---------     ----------     ---------
Difference                                                25              4            29
                                                   ---------     ----------     ---------
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